                                                                   Exhibit 10.10


                      ATARI, INC. 2005 STOCK INCENTIVE PLAN

     1. PURPOSE. The purpose of the Atari, Inc. 2005 Stock Incentive Plan is to provide officers, other employees and directors of, and consultants to, Atari, Inc. or any of its Subsidiaries an incentive (a) to enter into and remain in the service of the Company or its Subsidiaries, (b) to enhance the long-term performance of the Company and its Subsidiaries, and (c) to acquire a proprietary interest in the success of the Company and its Subsidiaries.

     2. DEFINITIONS. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

          "Award" means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, Performance Unit Award or Stock Award granted under the Plan.

          "Award Agreement" means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

          "Board" means the Board of Directors of the Company.

          "Cause" means termination of Participant's employment for "cause" as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, "cause" means (a) conviction or pleading guilty or no contest to any crime (whether or not involving the Company or any of its Subsidiaries) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or any of its Subsidiaries to public ridicule or embarrassment; (d) material violation of the Company's or any of its Subsidiaries" policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee's duties for the Company or any of its Subsidiaries or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination will be final, binding and conclusive.

          "Change in Control" means: (A) the acquisition by any person or group (as that term is defined in Section 13 of the Securities Exchange Act of 1934, as amended) of more than 35% of the outstanding Common Stock, (B) a consolidation or merger of the Company with another entity, unless immediately after the transaction, at least 50% in voting power of the outstanding shares or other equity interests in the surviving entity or its ultimate parent entity are owned by persons who, immediately before the transaction were shareholders of the Company, or (C) a change in the membership of the Board of Directors such that a majority of the members of the Board of Directors are persons who have not served for at least twenty-four months and were not elected by the vote of directors who, at the time of the election, had served for at least twenty-four months. Notwithstanding the foregoing, no event or condition will constitute a Change in Control to the extent (but only to the extent) that, if it were a Change of Control, a 20% tax would be imposed under Section 409A of the Code.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means the Company's common stock, par value $.01 per share.

          "Committee" means the Compensation Committee of the Board, or another committee of the Board appointed by the Board to administer the Plan.

          "Company" means Atari, Inc., a Delaware corporation.

          "Date of Grant" means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

          "Disability" means termination of Participant's employment for "disability" as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, a Participant being considered "disabled" within the meaning of
     Section 409A(a)(2)(C) of the Code, except that no circumstance or condition will constitute a Disability to the extent (but only to the extent) that, if it were, a 20% tax would be imposed under Section 409A of the Code. .

          "Eligible Person" means any person who is an employee of or consultant to the Company or any Subsidiary (including any key employee of an entity that develops products that are intended to be published or distributed by the Company or a Subsidiary) or any person to whom an offer of employment with the Company or any Subsidiary is extended, as determined by the Committee, or any person who is a Non-Employee Director.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" of a share of Common Stock as of a given date shall be (a) if the principal market for the Common Stock (the "Market") is a national securities exchange or the NASDAQ Stock Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations will have been made within the ten (10) business days preceding the applicable date; (b) if the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market (other than a national securities exchange or the Nasdaq Stock Market), the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations will have been made on such date, on the next preceding day on which there were quotations, provided that such quotations were made within the ten (10) business days preceding the applicable date; or (c) if neither (a) nor (b) applies, the Fair Market Value of a share of Common Stock on any day will be determined in good faith by the Committee.

          "Good Reason" means termination of Participant's employment for "good reason" as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, "good reason" means (A) a material reduction of the Participant's authority or responsibilities, (B) the assignment to the Participant of duties materially inconsistent with the Participant's position with the Company or a Subsidiary; (C) a reduction in Participant's annual salary or an alteration of the formula by which the Participant's annual bonus is calculated that is likely to lead to a reduction in the Participant's annual compensation ; or (iii) the relocation of the Participant's office by more than 50 miles, except, in each case, to the extent consented to by the Participant in writing.

          "Incentive Stock Option" means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

          "Non-Employee Director" means any member of the Board who is not an employee of the Company.

          "Nonqualified Stock Option" means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

          "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

          "Performance Share Award" means a contractual right granted to an Eligible Person under Section 10 hereof representing notional unit interests equal in value to a share of Common Stock that is forfeitable until the achievement of pre-established performance objectives over a performance period.

          "Performance Unit Award" means a contractual right granted to an Eligible Person under Section 10 hereof representing notional unit interests equal to a pre-determined dollar amount that is forfeitable until the achievement of pre-established performance objectives over a performance period.

          "Plan" means the Atari, Inc. 2005 Stock Incentive Plan as set forth herein, as amended from time to time.

          "Qualified Performance Award" means a Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award or Performance Unit Award intended to comply with Section 11 hereof.

          "Restricted Stock Award" means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

          "Restricted Stock Unit Award" means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

          "Retirement" means termination of Participant's employment by reason of "retirement" as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, "retirement" means a termination of the Participant's Service after the Participant reaches the age of 62.

          "Service" means a Participant's employment or service with the Company or any Subsidiary or a Participant's service as a Non-Employee Director with the Company, as applicable.

          "Stock Award" means a grant of shares of Common Stock, or securities that are convertible into Common Stock, or other equity-based Award, to an Eligible Person under Section 12 hereof.

          "Stock Appreciation Right" means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

          "Stock Option" means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

          "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time as of which a determination is being made, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

     3.   ADMINISTRATION.

     3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and (ii) an "outside director" under Section 162(m) of the Code and (iii) if required by the rules of any securities exchange or market on which the Common Stock is listed, an "independent director" under those rules. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award. In the absence of a Committee, the Board will administer the Plan and all references to the "Committee" will be deemed to refer to the "Board".

     3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions affecting an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

     3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or
Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee's authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.


     3.4 Grants to Non-Employee Directors. Any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

     4.   SHARES SUBJECT TO THE PLAN.

     4.1 Maximum Share Limitations. Subject to adjustment pursuant to Section
4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be six million shares. Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company's treasury.

     To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. In addition, awards that are settled in cash and not in shares of Common Stock shall not be counted against the maximum share limitations.

     4.2 Individual Participant Limitations. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights and Qualified Performance Awards denominated in shares in the aggregate granted to any one Participant during any calendar year shall be 2,000,000 shares. The maximum payment with respect to Qualified Performance Awards denominated in cash in the aggregate granted to any one Participant during any calendar year shall be $2,000,000. The foregoing limitations shall each be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Subsidiary.

     4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of
Section 409A of the Code and, in the case of Incentive Stock Options, Section 424 of the Code.

     5.   PARTICIPATION AND AWARDS.

     5.1 Designations of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

     5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 15.1 hereof.

     6.   STOCK OPTIONS.

     6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

     6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

     6.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.

     6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

     6.5 Termination of Service. Subject to Section 6.8 hereof with respect to Incentive Stock Options, the Stock Option of any Participant whose Service with the Company or one of its Subsidiaries is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, the expiration of the applicable time period following termination of Service, in accordance with the following: (1) 12 months if Service ceased due to death, Disability or Retirement, (2) 90 days if Service ceased as a result of a termination by the Company without Cause or (3) 30 days if Service ceased for any other reason; provided that, in the event of a termination for Cause such Participant's right to any further payments, vesting or exercisability with respect to any Award shall be forfeited in its entirety in accordance with
Section 14.2. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of Service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be a Subsidiary of, or to provide services (including developing products) to, the Company or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of a Subsidiary of the Company or an entity that provides services to the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service of all of the employees of the Subsidiary or other entity (unless at the time of the event they become employees of the Company).

     6.6 Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, which unless otherwise provided by the Committee, may include: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such greater or lesser period as the Committee may deem appropriate, for accounting purposes or otherwise) valued at the Fair Market Value of such shares on the date of exercise, (iii) to the extent permitted by law, through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement.

     6.7 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant's death, in accordance with Section 15.2 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant's "family member" (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 15.2 hereof.

     6.8 Additional Rules for Incentive Stock Options.

          (a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation Section 1.421-7(h) with respect to the Company or any Subsidiary that qualifies as a "subsidiary corporation" with respect to the Company for purposes of Section 424(f) of the Code.

          (b) Annual Limits. Any portion of an Incentive Stock Option granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which incentive stock options under Section 422 of the Code held by the Participant are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with
     Section 422(d) of the Code, shall become a Nonqualified Stock Option. This limitation shall be applied by taking stock options into account in the order in which granted.

          (c) Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all subsidiary corporations, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

          (d) Other Terms and Conditions; Nontransferability. Any Stock Option that is not specifically designated as an Incentive Stock Option will under no circumstances be considered an Incentive Stock Option. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under
     Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

          (e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

     6.9 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company's shareholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of a Stock Option previously granted under the Plan, or otherwise approve any modification to a Stock Option that would be treated as a "repricing" under any then applicable rules, regulations or listing requirements.

     7.   STOCK APPRECIATION RIGHTS.

     7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon such conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

     7.2 Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as are specified by the Committee and described in an Award Agreement. Such vesting and exercisability requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

     7.3 Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to such Stock Option/Stock Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will become vested and exercisable at the same time or times that the related Stock Option becomes vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

     7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

     7.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company's shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a "repricing" under the then applicable rules, regulations or listing requirements.

     8.   RESTRICTED STOCK AWARDS.

     8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

     8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. Notwithstanding the foregoing, the Committee may accelerate the vesting of a Restricted Stock Award at any time.

     8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

     8.4 Rights as Shareholder. Subject to the foregoing provisions of this
Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement that dividends and distributions with regard to unvested shares will be held by the Company or an escrow agent and paid to the Participant only at the times of vesting or other payment of the Restricted Stock Award.

     8.5 Section 83(b) Election. If a Participant makes an election pursuant to
Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

     8.6 Qualified Performance Award. To the extent a Restricted Stock Award is designated as a Qualified Performance Award, it shall be subject to the restrictions set forth in Section 11.

     9.   RESTRICTED STOCK UNIT AWARDS.

     9.1 Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit will be equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Restricted Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Restricted Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

     9.2 Vesting Requirements. On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Restricted Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Unit

Award at any time. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. Notwithstanding the foregoing, the Committee may accelerate the vesting of a Restricted Stock Unit Award at any time. A Restricted Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

     9.3 Payment of Restricted Stock Unit Awards. A Restricted Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof. Any cash payment of a Restricted Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

     9.4 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Restricted Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

     9.5 Qualified Performance Award. To the extent a Restricted Stock Unit Award is designated as a Qualified Performance Award, it shall be subject to the restrictions set forth in Section 11.

     10.  PERFORMANCE AWARDS

     10.1 Grant of Performance Awards. Performance Share and Performance Unit Awards (collectively, "Performance Awards") may be granted to any Eligible Person selected by the Committee. Performance Awards shall be subject to such restrictions and conditions as the Committee shall determine. Unless otherwise determined by the Committee at grant, a Performance Share Award shall not be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award.

     10.2 Vesting Requirements. On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Performance Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Performance Award at any time. Vesting requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods), as well as on the attainment of specified performance goals established by the Committee in its discretion. The Committee may provide that if performance relative to the performance goals exceeds targeted levels, then the number of Performance Awards earned shall be a multiple (e.g., 150%) of those that would be earned for target performance.

     10.3 Payment of Performance Awards. A Performance Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Performance Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof.

     10.4 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Performance Share Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

     10.5 Qualified Performance Award. To the extent a Performance Award is designated as a Qualified Performance Award, it shall be subject to the restrictions set forth in Section 11.

     11.  QUALIFIED PERFORMANCE AWARDS

     11.1 Designation as Qualified Performance Award. The Committee may designate whether any Restricted Stock, Restricted Stock Unit or Performance Award granted to an employee is intended to qualify as "performance-based compensation", within the meaning of Section 162(m) of the Code.

     11.2 Performance Measures. Any Award (or the lapse of restrictions on an Award) designated as intended to be performance-based compensation shall be, to the extent required by Section 162(m) of the Code, either (1) conditioned upon the achievement of one or more of the following performance measures or (2) granted based upon the achievement of one or more of the following performance measures: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles or other unusual or non recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations and the effects of accounting and tax law changes.

     11.3 Additional Requirements. Any Award that is intended to qualify as "performance-based compensation" shall also be subject to the following:

          (a) No later than the earlier of (i) 90 days following the commencement of each performance period and (ii) the day on which 25% of the performance period has elapsed (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) grant a target number of shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals and the number of shares or units that may be earned by a Participant for such performance period. The performance goals shall satisfy the requirements in Section 162(m) of the Code for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.

          (b) Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the number of units or shares, if any, earned by a Participant for such performance period.

          (c) In determining the number of units or shares earned by a Participant for a given performance period, the Committee shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

     12.  STOCK AWARDS.

     12.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as Non-Employee Director compensation, as an inducement to become an employee or a Non-Employee Director, or for any other valid purpose as determined by the Committee. A Stock Award, may represent shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, or may be subject to terms and conditions determined by the

Committee and described in the Award Agreement. Stock Awards may be granted together with dividend equivalent rights with respect to the shares of Common Stock subject to the Award, which may (but will not be required to be) accumulated and may (but will not be required to be) deemed reinvested in additional Common Stock. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

     12.2 Rights as Shareholder. Subject to the foregoing provisions of this
Section 12 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant will become the owner of that Common Stock and will have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     13.  CHANGE IN CONTROL.

     13.1 Effect of Change in Control. The Committee may, in its discretion determine, and provide in the applicable Award Agreement, that vesting or other terms of an Award will be accelerated or otherwise affected by a Change in Control, either alone or together with a termination of employment without Cause or by the Grantee for Good Reason or by the Company without Cause, or otherwise.

     14.  FORFEITURE EVENTS.

     14.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Subsidiaries.

     14.2 Termination for Cause. If a Participant's employment with the Company or any Subsidiary shall be terminated for Cause, such Participant's right to any further payments, vesting or exercisability with respect to any Award shall terminate in its entirety.

     15.  GENERAL PROVISIONS.

     15.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

     15.2 No Assignment or Transfer; Beneficiaries. Except as provided in
Section 6.7 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant's death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant's guardian or legal representative. In the event of a Participant's death, an Award may to the extent permitted by the Award Agreement be exercised by the Participant's beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant's will or by the Participant's estate in accordance with the Participant's will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant's death.

     15.3 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

     15.4 Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

     15.5 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant's employment or other service relationship for any reason at any time.

     15.6 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges or markets upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions in order to ensure compliance with the Securities Act of 1933, as amended, the requirements of any exchange or market upon which such shares of the same class are then listed, and any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

     15.7 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include procedures to permit or require a Participant to satisfy such obligation in whole or in part (but only up to the statutory minimum) by having the Company withhold shares of Common Stock from the shares to which the Participant is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Notwithstanding the foregoing, the Company, in its sole discretion, may withhold all such required taxes from any amount otherwise payable to a Participant. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, a Participant's satisfaction of any tax-withholding requirements will be a condition precedent to the Company's obligation to issue Common Stock or make payments to that Participant as may otherwise be provided and to the termination of any restrictions on transfer related to the circumstance or event that results in the tax-withholding requirement.

     15.8 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.

     15.9 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

     15.10 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, each Participant, and each Participant's executor, administrator and permitted transferees and beneficiaries.

     15.11 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     15.12 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of jurisdictions outside the United States of America with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

     15.13 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

     15.14 No Fiduciary Relationship. Nothing in the Plan and no action taken pursuant to the Plan, will create a fiduciary relationship between the Company, its Directors or officers or the Committee, on the one hand, and the Participant or any other person or entity, on the other.

     15.15 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

     15.16 Employment and Other Agreements. Any provision in a written employment, severance or other agreement providing accelerated vesting or other protective provisions applicable to types of Awards granted under the Plan will apply to Awards under the Plan unless the Award Agreement relating to a particular Award provides otherwise.

     15.16 Notices. All notices under the Plan must be in writing or delivered electronically, if to the Company, at its principal office, addressed to the attention of the Director of Human Relations; and if to the Participant, at the address appearing in the Company's records.

     15.17 Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

     16.  EFFECTIVE DATE; AMENDMENT AND TERMINATION.

     16.1 Effective Date. The Plan shall become effective following its adoption by the Board and its approval by the Company's shareholders on the date of the 2005 Annual Meeting of Shareholders.

     16.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan and any Award granted under the Plan. The Board may seek the approval of any amendment or modification by the Company's shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as provided in Section 15.15, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

     16.3 Termination. The Plan shall terminate on March 31, 2015. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.


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